UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

Osteotech, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-19278	13-3357370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey	07724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 542-2800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See the disclosure set forth in Item 2.03 of this Current Report on Form 8–K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement for a Registrant.

On December 29, 2009, Osteotech, Inc. (the “Company”) entered into a Revolving Credit and Security Agreement (the “Credit Agreement”) with PNC Bank, National Association as lender and agent (“PNC”). Pursuant to the terms of the Credit Agreement and upon request, the Company may borrow from PNC up to $10,000,000 (the “Maximum Revolving Advance Amount”) subject to a maximum borrowing base that is based upon an amount equal to 85% of the Company’s eligible receivables (as that term is defined in the Credit Agreement) less such reserves as PNC reasonably deems proper and necessary. Under the Credit Agreement, the Company is permitted to use the proceeds of any such borrowings to satisfy its working capital needs and for general corporate purposes. The Company’s obligations under the Credit Agreement are collateralized by a pledge of substantially all of the Company’s assets. Under the Credit Agreement, the Company’s borrowings will bear interest at one of three variable rates – PNC’s base commercial lending rate, the federal funds open rate or LIBOR – plus a margin as set forth in the Credit Agreement. Under the Credit Agreement, the Company is obligated to pay PNC a quarterly facility fee of 0.5% per annum on the unused portion of the Maximum Revolving Advance Amount. The Credit Agreement contains customary representations and warranties as well as various financial and other covenants and conditions, including, but not limited to, a prohibition on paying cash dividends, a requirement that a fixed charge coverage ratio be maintained and certain limitations on engaging in affiliate transactions, making acquisitions, incurring additional indebtedness and making capital expenditures, the breach of any of which would permit PNC to accelerate the obligations.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8–K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Revolving Credit and Security Agreement, dated December 29, 2009, between PNC Bank, National Association and Osteotech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.

By:	/s/ Mark H. Burroughs

Mark H. Burroughs Executive Vice President

Date: January 5, 2010.

EXHIBIT INDEX

Exhibit
Number	Description
10. 1	Revolving Credit and Security Agreement, dated December 29, 2009, between PNC Bank, National Association and Osteotech, Inc.